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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85522, 333-74276, 333-69664, 333-31758,
and 333-116468) and Form S-8 (File Nos. 333-21113, 333-68757, 333-40396,
333-67010, 333-82340, and 333-109959) of ViaSat, Inc. of our independent public accountants report dated May 18, 2004 on the compiled financial statements of Immeon Networks, LLC as of and for the year ended December 31, 2003 and for the period from inception (January 8, 2001) through December 31, 2003 related to the compiled financial statements, which appear in this Form 10-K.

Bennett Thrasher PC

Atlanta, Georgia
June 16, 2004